Exhibit 10.1

    SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

          This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT ("Second Amendment") is entered into as of October 25, 1996, between C.R. ANTHONY COMPANY, an Oklahoma corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York ("Lender"), with reference to the following facts:

                            RECITALS

     A. Borrower and Lender have entered into the Amended and Restated Loan Agreement dated as of July 27, 1995, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of February 2, 1996 (collectively, the "Loan Agreement"), pursuant to which Lender agreed to extend certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined in this Second Amendment, (i) capitalized terms shall have the meanings attributed to them in the Loan Agreement, and
(ii) references to sections and subsections shall refer to sections or subsections of the Loan Agreement.

     B. Borrower has requested that Lender modify and amend certain of the financial covenants set forth in Schedule 6.3 to the Loan Agreement, and Lender is willing to do so subject to the terms and conditions set forth in this Second Amendment.

          NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                           AGREEMENT

     1. Incorporation of Loan Agreement and Other Loan Documents. Except as expressly modified under this Second Amendment, all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference, and the obligations of Borrower under the Loan Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by Borrower.

     2.   Amendments to Loan Agreement.

          2.1  The definition of Capital Expenditure Carryforward
Amount contained in Section 1.1 is deleted in its entirety and the following is substituted therefor:

               "Capital Expenditure Carryforward Amount" shall mean, with respect to any Fiscal Year, the positive amount, if any, equal to the difference obtained by subtracting (i) the actual amount of Capital Expenditures made during such Fiscal Year from (ii) the maximum amount of permitted Capital Expenditures for such Fiscal Year (after taking into account any increase thereof pursuant to the proviso to paragraph (a) of
Schedule 6.3).

          2.2 The definition of Capital Expenditures contained in Section 1.1 is deleted in its entirety and the following is substituted therefor:

               "Capital Expenditures" shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, and which are required to be capitalized under GAAP. "Capital Expenditures" shall not include Capital Lease Obligations or expenditures that are financed by financing arrangements other than those provided under this Agreement.

          2.3 The definition of Fixed Charge Coverage Ratio contained in Section 1.1 is deleted in its entirety and the following is substituted therefor:

               "Fixed Charge Coverage Ratio" shall mean, as of the end of each Fiscal Quarter, a ratio of (i) (A) EBITDA minus
(B) the actual amount of non-financed Capital Expenditures, to
(ii) Fixed Charges, in each case for the then ending rolling period of 12 Fiscal Periods; provided, that in no event may the aggregate amount so deducted on account of non-financed Capital Expenditures made during any Fiscal Year exceed the amount specified in the table in paragraph (a) of Schedule 6.3 for such Fiscal Year (without taking into account any increase thereof pursuant to the proviso to such paragraph). For the purposes of calculating Fixed Charge Coverage Ratio, Capital Expenditures shall not include (x) any Capital Expenditure Carryforward Amount or Capital Expenditure Carryover Amount from the prior Fiscal Year if the net amount of such numbers is a positive number or
(y) Capital Expenditures of up to $2,500,000 related to Borrower's distribution center located at 5500 West Reno, Oklahoma City, Oklahoma 71327 and referred to in Borrower's five year financial projections dated May 30, 1996.

          2.4 Schedule 6.3 to the Loan Agreement is deleted in its entirety and replaced with Schedule 6.3 attached hereto.

     3. Conditions of Effectiveness. This Second Amendment shall become effective as of October 25, 1996, but only upon the receipt by Lender of (a) this Second Amendment executed by Borrower and Lender, and (b) a Guarantor Consent substantially in the form attached hereto executed by Anco Transportation Service, Inc., an Oklahoma corporation.

     4. Entire Agreement. This Second Amendment, together with the Loan Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Second Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

     5. Representations and Warranties. Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Lender in writing as contemplated under the Loan Agreement, are true and correct in all material respects as of the date hereof after giving effect to this Second Amendment. The Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     6.   Miscellaneous.

          6.1 Counterparts. This Second Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Second Amendment.

          6.2 Headings. Section headings used herein are for convenience of reference only, are not part of this Second
Amendment, and are not to be taken into consideration in interpreting this Second Amendment.

          6.3 Interpretation. No provision of this Second Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

          6.4 Recitals. The recitals set forth at the beginning of this Second Amendment are true and correct, and such recitals are incorporated into and are a part of this Second Amendment.

          6.5 Governing Law. This Second Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          6.6 No Novation. The execution, delivery and effectiveness of this Second Amendment shall not (a) waive any breaches or defaults under the Loan Agreement or the other Loan Documents, whether known or unknown, (b) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy by Lender under the Loan Agreement or any other Loan Document, (c) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or under applicable law, or (d) except as specifically set forth in section 2 of this Second Amendment, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          6.7  Conflict of Terms.  In the event of any
inconsistency between the provisions of this Second Amendment and any provision of the Loan Agreement, the terms and provisions of this Second Amendment shall govern and control.

          IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the date first written above.

                         LENDER:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By:/s/ C. A. Williamson
                            Clarence A. Williamson
                            Duly Authorized Signatory


                         BORROWER:

                         C.R. ANTHONY COMPANY


                         By:/s/ Michael E. McCreery
                            Name: Michael E. McCreery
                            Title: Vice Chairman & CAO

                       GUARANTOR CONSENT

      The undersigned hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of the Continuing Guaranty dated as of August 3, 1992, made by the undersigned in favor of General Electric Capital Corporation, as amended by the Reaffirmation and Consent Regarding Guaranty dated July 27, 1995, and as thereafter ratified and reaffirmed by the Guarantor Consent dated November 2, 1996, (ii) acknowledges receipt of a copy of the Second Amendment to Amended and Restated Loan Agreement dated as of October 25, 1996 (the "Second Amendment") between General Electric Capital Corporation and C.R. Anthony Company, and (iii) consents to all of the provisions of the Second Amendment.


Dated as of October 25, 1996  ANCO TRANSPORTATION SERVICE, INC.,
                              an Oklahoma corporation


                              By:/s/ Michael E. McCreery
                                 Name: Michael E. McCreery
                                 Title: Vice President


                 ACKNOWLEDGMENT OF INSTRUMENTS



STATE OF Oklahoma             )
                              )    SS.
COUNTY OF Oklahoma            )


     On October 28, 1996 before me, the undersigned notary public in and for said state, personally appeared Michael E. McCreery personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


     WITNESS my hand and official seal.



Signature /s/ Phyllis L. Willison             (Seal)

                          SCHEDULE 6.3

                      FINANCIAL COVENANTS


          Borrower shall not breach any of the following financial covenants, each of which shall be calculated as of the end of each Fiscal Quarter (except as otherwise provided herein) in accordance with GAAP, consistently applied:

          (a) Capital Expenditures. Borrower shall not make aggregate Capital Expenditures in excess of the amounts shown below for the Fiscal Years set forth below:

   Fiscal Year           Amount
       1996           $  7,800,000
       1997           $ 11,100,000
       1998           $ 11,200,000
       1999           $ 12,100,000
       2000           $ 10,100,000
       2001           $ 12,760,000

provided, that, for each Fiscal Year subsequent to Fiscal Year 1996, the amount of such permitted Capital Expenditures referenced above will be increased (and shall never be decreased) by the amount, if any, equal to the sum of (i) the Capital Expenditure Carryforward Amount and (ii) the Capital Expenditure Carryover Amount, in each case for the immediately preceding Fiscal Year (it being understood and agreed by the parties that the effect of this provision shall be to calculate such amounts on a cumulative basis).

          (b) Net Worth. Borrower shall maintain Net Worth of not less than $62,000,000 at all times; provided, that, at all times after the completion of the proposed repurchases under the Stock Repurchase Program, Borrower shall maintain Net Worth of not less than $50,000,000.

          (c) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio, measured at the end of each Fiscal Quarter on a 12 Fiscal Period rolling basis, of not less than the amounts shown below for such period:

      Fiscal Quarters             Ratio
3rd Fiscal Quarter of 1996    0.95 to 1.00

4th Fiscal Quarter of 1996-   1.00 to 1.00
3rd Fiscal Quarter of 1997

4th Fiscal Quarter of 1997-   1.10 to 1.00
3rd Fiscal Quarter of 1998

4th Fiscal Quarter of 1998    1.20 to 1.00
and at all times thereafter

          (d) Inventory Turnover Ratio. Borrower shall maintain an Inventory Turnover Ratio, measured at the end of each Fiscal
Quarter on a 12 Fiscal Period rolling basis, of not less than
2.20 to 1.00.